Exhibit 20

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust VIII
October 2004

I	Initial SWIFT VIII Series 2003-A Statistics
	Trust Cap	$3,632,000,000.00
	Pool Balance at Sale Date	$4,379,979,916.46
	Initial Trust Balance	$3,632,000,000.00
	Offered Term Note 2003-A	$2,000,000,000.00
	Term Note 2004-A (issued March 30, 2004)	$500,000,000.00
	Initial Revolving Note Balance	$1,500,000,000.00
	Revolving Note 2004 RN-1 (issued March 30, 2004)	$250,000,000.00
	Certificate Balance	$132,000,000.00
	Reserve	$262,920,000.00
	Cash Accumulation Reserve—Notes	$24,406,000.00
	Cash Accumulation Reserve—Certificates	$4,050,000.00
II	Current Collection Period Statistics
	Pool and Trust Statistics
	Beginning Pool Balance	$4,922,098,787.02
	New A/R Principal	$2,338,635,057.85
	Principal Reductions	$(1,952,582,021.56)
	Factory Credits/Warranty Repurchases	$(405,448,223.89)
	Partial Pay-Off Account	$5,799,381.70
	Administrative Repurchases	—
	Warranty Repurchases	—
	Eligible Accounts Repurchased	—
	Defaulted Receivables	—

	Net Change in Pool Balance	$(13,595,805.90)

	Ending Pool Balance	$4,908,502,981.12
	Average Daily Pool Balance	$4,798,286,228.88
	Beginning Trust Balance	$4,382,000,000.00
	Ending Trust Balance	$4,382,000,000.00
	Average Daily Trust Balance	$4,382,000,000.00
	Beginning Cash Accumulation Reserve Fund Account—2003 Term Notes	$19,957,364.63
	Ending Cash Accumulation Reserve Fund Account—2003 Term Notes	$19,550,676.22
	Change in Cash Accumulation Reserve Fund Account—2003 Term Notes	$406,688.41
	Beginning Cash Accumulation Reserve Fund Account—2004 Term Notes	$4,584,629.13
	Ending Cash Accumulation Reserve Fund Account—2004 Term Notes	$4,503,299.25
	Change in Cash Accumulation Reserve Fund Account—2004 Term Notes	$81,329.88
	Beginning Cash Accumulation Reserve Fund Account—Certificates	$3,392,214.76
	Ending Cash Accumulation Reserve Fund Account—Certificates	$3,332,085.66
	Change in Cash Accumulation Reserve Fund Account—Certificates	$60,129.10
	Excess Available Receivable Balance	$242,478,474.88
	Defaulted Receivables—Eligible	—
	Defaulted Receivables—Ineligible	—
	Gross Weighted Average Receivable Rate	4.32%
	Weighted Average Cost of Wholesale Incentive Plan	0.11%
	Securities Balances
	Beginning Offered Term Note 2003-A Balance	$2,000,000,000.00
	Ending Offered Term Note 2003-A Balance	$2,000,000,000.00
	Average Daily Offered Term Note 2003-A Balance	$2,000,000,000.00
	Beginning Offered Term Note 2004-A Balance	$500,000,000.00
	Ending Offered Term Note 2004-A Balance	$500,000,000.00
	Average Daily Offered Term Note 2004-A Balance	$500,000,000.00
	Beginning Revolving Note RN—1 Balance	$750,000,000.00
	Ending Revolving Note RN—1 Balance	$750,000,000.00
	Average Daily Revolving Note RN—1 Balance	$750,000,000.00
	Beginning Revolving Note RN—2 Balance	$750,000,000.00
	Ending Revolving Note RN—2 Balance	$750,000,000.00
	Average Daily Revolving Note RN—2 Balance	$750,000,000.00
	Beginning Revolving Note RN—3 Balance	$250,000,000.00
	Ending Revolving Note RN—3 Balance	$250,000,000.00
	Average Daily Revolving Note RN—3 Balance	$250,000,000.00
	Beginning Certificate Balance	$132,000,000.00
	Ending Certificate Balance	$132,000,000.00
	Average Daily Certificate Balance	$132,000,000.00
III	Trust Percentage & Trust Interest Collections
	Average Offered 2003 Term Note Balance	$2,000,000,000.00
	Average Offered 2004 Term Note Balance	$500,000,000.00
	Average Daily Revolving 2003 RN -1 Balance	$750,000,000.00
	Average Daily Revolving 2003 RN -2 Balance	$750,000,000.00
	Average Daily Revolving 2004 RN -1 Balance	$250,000,000.00
	Average Certificate Balance	$132,000,000.00

	Average Daily Trust Balance	$4,382,000,000.00

	Average Daily Pool Balance	$4,798,286,228.88
	Total Interest Collected	$19,170,546.91
	Trust Percentage	91.3243%

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust VIII
October 2004

			Beginning			Ending
			Note Distribution	Current Month	Required	Note Distribution
			Account Balance	Actual Amounts	Distribution	Account Balance
IV Distribution of Trust Interest
Available Trust Interest:
Trust Interest Collections				$7,958,136.75
Minimum Investment Proceeds (Commercial Paper)				373,883.60
Minimum Investment Proceeds (Money Market Funds)				$52,541.62

				$8,384,561.97

2003 Term Note Interest	Interest Rate(LIBOR+.13%)	2.00000%
	Average Daily Balance	$2,000,000,000.00	N/A	$3,444,444.44	$3,444,444.44	N/A
	# of Days of Interest	31

2004 Term Note Interest	Interest Rate(LIBOR+.08%)	1.95000%
	Average Daily Balance	$500,000,000.00	N/A	$839,583.33	$839,583.33	N/A
	# of Days of Interest	31

2003 Revolving Note RN-1	Interest Rate(LIBOR+.22%)	2.06000%
	Average Daily Balance	$750,000,000.00	N/A	$1,330,416.67	$1,330,416.67	N/A
	# of Days in Collection Period	31

2003 Revolving Note RN-2	Interest Rate(LIBOR+.22%)	2.06000%
	Average Daily Balance	$750,000,000.00	N/A	$1,330,416.67	$1,330,416.67	N/A
	# of Days in Collection Period	31

2004 Revolving Note RN-1	Interest Rate(LIBOR+.12%)	1.96000%
	Average Daily Balance	$250,000,000.00	N/A	$421,944.44	$421,944.44	N/A
	# of Days in Collection Period	31

		Subtotal		$7,366,805.55

	Interest Available After Notes			$1,017,756.42

Servicer Advances Not Previously Reimbursed				$—

Reserve Fund Deposit Amount				$—

Cash Accumulation Reserve Fund Deposit Amount				$—

Certificate Interest	Interest Rate (LIBOR+.45%)	2.32000%
	Average Daily Balance	$132,000,000.00		$263,706.67	$263,706.67	N/A
	# of Days of Interest	31

Trust Defaulted Amount				$—

Unreimbursed Trust Charge-Offs				$—

		Seller Excess Interest		$754,049.75

Cash Accumulation Reserve Fund Draw Amount—2003 Term Note				$407,069.68
Cash Accumulation Reserve Fund Draw Amount—Certificates				$60,185.47
Cash Accumulation Reserve Fund Draw Amount—2004 Term Note				$81,403.76
		Seller Excess Interest + Draw Amount		$1,302,708.66

Monthly Service Fee (1/12 of 1% of Average Daily Trust Invested Balance)				$3,651,666.67

V Summary
(A)	Coverage of Deficiency Amount
	Deficiency Amount	$—		From Bank of New York to GMAC

	Deficiency Amount Covered by Servicer Advance	—
	(a) Monthly Service Fee	—		Seller Excess Interest	$754,049.75
				Cash Accumulation Draw Amount—2003 Term Note	$407,069.68
	(b) (1) Aggregate Term Noteholders' Interest	—		Cash Accumulation Draw Amount—Certificates	$60,185.47
	(2) Revolver Interest			Cash Accumulation Draw Amount—2004 Term
	(3) Specified Support Arrangements Payments	—		Note	$81,403.76
		—		Ineligible Interest	—
	(c) Aggregate Certificateholders' Interest	—		Additional Trust Principal	—
				Minimum Investments Received for
				Current Month	$(52,541.62)

	Unsatisfied Deficiency Amount	—
	Unsatisfied Deficiency Amount Covered by Reserve	—		11/15/2004 — Distribution to GMAC	$1,250,167.04

	(a) Monthly Service Fee	—
	(b) (1) Aggregate Term Noteholders' Interest	—
	(2) Revolver Interest	—		From Bank of New York to Chase Manhattan Bank (USA)
	(3) Specified Support Arrangements Payments	—		From Chase Manhattan Bank (USA) — New York to GMAC

	(c) Aggregate Certificateholders' Interest	—		Certificate Interest Due GMAC	$2,637.07

	(d) Servicer Advances not previously reimbursed	—
	(e) Trust Defaulted Amount	—
				From Bank of New York to Chase Manhattan Bank (USA)
(B)	Beginning Unreimbursed Trust Charge-Offs	—		From Chase Manhattan Bank (USA) — New York to DTC

	Plus: Trust Charge-Offs (Prior Trust Defaulted Amount)	—		Certificate Interest Due Investors	$261,069.60

	Plus: Trust Defaulted Amounts(Current)	—
	Less: Amount Covered by Trust Interest Collections	—
	Less: Reserve Fund Draw Amount	—		From Bank of New York to US Bank (NCAT)

	Ending Unreimbursed Trust Charge-Offs	—		Revolving Note Interest	$3,082,777.78

(C)	Beginning Unreimbursed Servicer Advance	—
	Plus: Servicer Advance (Current Month)	—		From Bank of New York to Term Note Holders (DTC)

	Less: Reimbursed Servicer Advance-			Term Note Interest	$4,284,027.77

	(From Trust Interest Collections)	—
	Ending Unreimbursed Servicer Advance	—
(D)	Reserve Fund Required Amount	$262,920,000.00		Total Disbursements From Bank of New York	$8,880,679.26

	Beginning Reserve Balance	$262,920,000.00
	Plus: Reserve Fund Deposit Amount	—
	Less: Reserve Fund Draw Amount	—

	Ending Reserve Balance	$262,920,000.00		Invest in C. P. from November 15, 2004 to December 14, 2004

	Required Amount Over Ending Reserve Balance	$—
	Cash Accumulation Reserve Fund Required Amount	$19,143,606.54
(E)	Beginning Cash Accumulation Reserve Fund Balance	$19,550,676.22
	Plus: Cash Accumulation Reserve Fund Deposit Amount	—
	Less: Cash Accumulation Reserve Fund Draw Amount	$407,069.68	@	Distribution to GMAC

	Ending Cash Accumulation Reserve Fund Balance	19,143,606.54		Invest in Nations Money Market Funds from November 15, 2004 to December 14, 2004

	Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—
	Cash Accumulation Reserve Fund Required Amount	$3,271,900.19
(F)	Beginning Cash Accumulation Reserve Fund Balance	$3,332,085.66
	Plus: Cash Accumulation Reserve Fund Deposit Amount	—
	Less: Cash Accumulation Reserve Fund Draw Amount	$60,185.47	@	Distribution to GMAC

	Ending Cash Accumulation Reserve Fund Balance	$3,271,900.19		Invest in Nations Money Market Funds from November 15, 2004 to December 14, 2004

	Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—
	Cash Accumulation Reserve Fund Required Amount	$4,421,895.49
(G)	Beginning Cash Accumulation Reserve Fund Balance	$4,503,299.25
	Plus: Cash Accumulation Reserve Fund Deposit Amount	—
	Less: Cash Accumulation Reserve Fund Draw Amount	$81,403.76	@	Distribution to GMAC

	Ending Cash Accumulation Reserve Fund Balance	$4,421,895.49		Invest in Nations Money Market Funds from November 15, 2004 to December 14, 2004

	Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust VIII
October 2004

VI	Distribution Amounts
		2003-A Term Note Balance Prior to Distribution	$2,000,000,000.00
		Distribution Amount Allocable to Principal	0.00

		2003-A Term Note Balance After Distribution	$2,000,000,000.00

		2004-A Term Note Balance Prior to Distribution	$500,000,000.00
		Distribution Amount Allocable to Principal	0.00

		2004-A Term Note Balance After Distribution	$500,000,000.00

		2003 Revolving Note RN—1 Balance Beginning of Collection Period	$750,000,000.00
		Movement During Collection Period	0.00

		2003 Revolving Note RN—1 Balance End of Collection Period	$750,000,000.00

		2003 Revolving Note RN—2 Balance Beginning of Collection Period	$750,000,000.00
		Movement During Collection Period	0.00

		2003 Revolving Note RN—2 Balance End of Collection Period	$750,000,000.00

		2004 Revolving Note RN—1 Balance Beginning of Collection Period	$250,000,000.00
		Movement During Collection Period	0.00

		2004 Revolving Note RN—1 Balance End of Collection Period	$250,000,000.00

		Certificate Balance Prior to Distribution	$132,000,000.00
		Distribution Amount Allocable to Principal	—

		Certificate Balance After Distribution	$132,000,000.00

VII	Trust Early Amortization Triggers
	(1)	Average Monthly Payment Rates <25%
		Current month	37.4%
		Current month — 1	40.3%
		Current month — 2	38.0%
		Three month Average	38.6%
	(2)	Reserve Fund < Reserve Fund Required Amount
		Reserve Fund on Deposit	$262,920,000.00
		Reserve Fund Required Amount	$262,920,000.00

		Current month	$—

		Reserve Fund on Deposit	$262,920,000.00
		Reserve Fund Required Amount	$262,920,000.00

		Current month — 1	$—

		Reserve Fund on Deposit	$262,920,000.00
		Reserve Fund Required Amount	$262,920,000.00

		Current month — 2	$—

	(3)	Reserve Fund Required Amount Exceeds Reserve Fund by > Reserve Fund Trigger Amount
		Reserve Fund Required Amount	$262,920,000.00
		Reserve Fund on Deposit	$262,920,000.00

		Current month	$—

		Reserve Fund Trigger Amount	$20,000,000.00
	(4)	Used Trust Receivables/Daily Trust Balance > 20%
		Used Trust Receivables	$146,325,826.96
		Month-End Daily Trust Balance	$4,382,000,000.00
		Current month	3.3%
	(4)	Average Daily Trust Balance/(Average Term Notes + Average Certificate Balance) Less than 75%
		(To be determined over most recent six Collection Periods)
		Current month	166.5%
		Current month — 1	166.5%
		Current month — 2	166.5%
		Current month — 3	166.5%
		Current month — 4	166.5%
		Current month — 5	166.5%
		Six month Average	166.5%
	(6)	Aggregate Available Receivables < 70% of Aggregate Receivables
		Current month	94.2%
		Current month — 1	94.1%
VIII	Cash Accumulation Triggers
	Have any of the above Trust Early Amortization Events occurred with respect to the Offered Term Notes?		NO
IX	Rapid Amortization Triggers
	Have any of the following events occurred which would constitute a Rapid Amortization Event for the 2003-A Term Notes and 2004-A Term Notes and an Early Amortization Event for the Trust?
	(1)	The occurrence of certain events of bankruptcy, insolvency or receivership relating to any of General Motors, the Servicer or the Seller.	NO
	Rapid Amortization Triggers for 2003-A Term Notes, 2004-A Term Notes and Certificates
	(2)	Term Note Cash Accumulation Reserve Fund < $425,000.	NO
		Current Month	$19,550,676.22
	(3)	Term Note Cash Accumulation Reserve Fund < $85,417.	NO
		Current Month	$4,503,299.25
	(4)	Certificate Cash Accumulation Reserve Fund < $63,250.	NO
		Current Month	$3,332,085.66
	(5)	Trust or Seller becomes required to register as an investment company.	NO